EXHIBIT 10(c)

DESCRIPTION OF LIZ CLAIBORNE, INC.
2010 EMPLOYEE INCENTIVE PLAN

For the 2010 fiscal year, Liz Claiborne Inc. maintained a bonus plan for full time salaried employees under which bonuses were earned based upon either divisional operating profit or total gross corporate costs, as measured against pre-established targets, and, as applicable, departmental performance considerations and the achievement of individual goals, subject to certain terms and conditions. A similar bonus plan is anticipated for 2011.